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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C.  20549


                                  FORM 8-K/A


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 20, 1998


                               ICHOR CORPORATION
            (Exact name of Registrant as specified in its charter)


                                   Delaware
                           (State of Incorporation)


             000-25132                                 25-1741849
     (Commission File Number)             (I.R.S. Employer Identification No.)


     Suite 1250, 400 Burrard Street, Vancouver, British Columbia  V6C 3A6
       (Address of principal executive offices, including postal code)


                                (604) 683-5767
             (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS.

As previously disclosed, ICHOR Corporation (the "Corporation") acquired approximately 87% of the issued and outstanding shares of common stock of Nazca Holdings Ltd. ("Nazca") effective June 30, 1999, pursuant to a purchase agreement (the "Purchase Agreement") among the Corporation and certain holders of the shares (the "Shares") of common stock of Nazca (the "Vendors"). Under the Purchase Agreement, the Vendors were provided with a one-year option (the "Vendor's Option") to repurchase from the Corporation approximately 90% of the Shares so transferred on a pro rata basis subject to meeting certain conditions.

Two of the Vendors have purported to exercise their Vendor's Option to reacquire approximately 37.6% of the Shares of Nazca. If the attempted exercise were valid, the Corporation would hold approximately 49.0% of the Shares of Nazca. However, the Corporation believes the attempted exercise to be invalid as the conditions required to be met prior to exercise have not been satisfied. The Company intends to vigorously defend its interests if a resolution cannot be negotiated.


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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    ICHOR CORPORATION

                                                    By:  /s/ Roy Zanatta
                                                    --------------------
                                                    Roy Zanatta
                                                    Secretary

Date:  December 8, 1999